Exhibit 99.1

FOR IMMEDIATE RELEASE

Newtek Business Services Promotes Brian Gagnon to Director of National Sales

New York, N.Y – August 9 , 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com) a direct distributor to the small to medium sized business market, has announced that Brian Gagnon has been promoted to Director of National Sales.

Brian has served in numerous capacities with Newtek since joining the company in 2003. He began at Newtek as the Director of Strategic Alliances for Newtek Small Business Finance in New York then moved to Baton Rouge, Louisiana to be a Principal and President of Newtek Channel Management, a company that signed contracts with over 140 credit unions in 14 months. Brian later moved to Washington, DC and managed separate operations to support Newtek’s merchant processing and insurance divisions. Prior to Newtek, he served six years with the U.S. Small Business Administration (SBA) in Washington, DC. He served as a director in the Office of Strategic Alliances on the staff of Administrator Hector Barreto. He began his career at SBA as a Presidential Management Intern in the Office of Financial Assistance. He finished at the top of his class earning a Master of Arts in Urban Affairs from Saint Louis University and a Bachelor of Arts in Political Science from John Carroll University in Cleveland, Ohio. Brian and his wife, Allison, live in Washington, DC.

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “We are proud to announce that Brian Gagnon a four year veteran of Newtek Business Services has taken on the position of Director of National Sales. Brian will be directly responsible for managing our “A Team” sales and marketing group which consists of 13 professionals spread across the United States. This sales and marketing team is largely responsible for driving referrals into our Newtracker™ System through their efforts managing our strategic alliance relationships or direct sales to small and medium sized business clients.

Brian’s mandate to direct this effort is key to our success going forward with entities like Merrill Lynch, Morgan Stanley, BankAtlantic, New Atlantic Bank, Navy Federal Credit Union, and our other strategic alliance partners. Brian has direct experience performing this function and also has worked in Newtek’s Insurance, Electronic Payment Processing, and SBA Lending divisions. We are thrilled to promote talent within our organization and have immediately seen great results from Brian directing and driving a major part of our sales effort.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the SBA, there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 78,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing and employee tax filing

For more information, go to www.newtekbusinessservices.com

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com